UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2026

RAPID MICRO BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
25 Hartwell Avenue, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)
978-349-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 23, 2026, Mr. John Wilson, Chief Operating Officer of Rapid Micro Biosystems, Inc. (the “Company”), notified the Company of his intention to depart from the Company, effective April 10, 2026, in order to spend more time with his family. Mr. Wilson’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(c) In connection with Mr. Wilson’s anticipated departure, Mr. Robert Spignesi, the Company’s President and Chief Executive Officer, in addition to his current positions, will assume the role of the Company’s principal operating officer, effective April 10, 2026. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K related to Mr. Spignesi was previously disclosed in the Company’s definitive proxy statement filed on April 8, 2025. No material plan, contract or arrangement, nor any material amendment thereto, was entered into with Mr. Spignesi in connection with the foregoing event.
(e) On March 26, 2026, the Company entered into a Consulting Services and Separation Agreement (the “Agreement”) with Mr. Wilson. The Agreement provides for, among other things, a general release of claims in favor of the Company, certain separation benefits contained in the Employment Agreement, dated as of July 8, 2021, between the Company and Mr. Wilson, the material terms of which were summarized in the Company’s definitive proxy statement filed on April 8, 2025; the engagement of Mr. Wilson to provide certain advisory and other services to the Company on an hourly basis as a consultant, at a rate of $200 per hour and not to exceed 20 hours per month, for a period of time ending no later than June 30, 2026; an extension of the post-termination exercise period during which Mr. Wilson may exercise his vested stock options through March 31, 2027; and limits on the volume of shares per week of the Company’s Class A common stock underlying such vested stock options that Mr. Wilson can sell, pledge, transfer, assign or otherwise dispose of during the same period (subject to certain exceptions described in the Agreement). The Agreement also includes customary provisions regarding confidentiality, cooperation, non‑disparagement, return of Company property and other obligations.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8‑K.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Consulting Services and Separation Agreement, dated as of March 26, 2026, between the Company and John Wilson.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: March 27, 2026	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer